================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        HOMESTEAD VILLAGE INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
         N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         N/A
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     (3) Filing Party:
         N/A
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     (4) Date Filed:
         N/A
     -------------------------------------------------------------------------

Notes:

                        HOMESTEAD VILLAGE INCORPORATED
                            2100 RIVEREDGE PARKWAY
                            ATLANTA, GEORGIA 30328

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 27, 1998

To the shareholders:

  The 1998 annual meeting of shareholders of Homestead Village Incorporated ("Homestead") will be held on Wednesday, May 27, 1998, at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, at 11:00 a.m. (Eastern Daylight Time) for the following purposes:

    1. To elect one Class I Director to serve until the annual meeting of shareholders in 2001, and until his successor is duly elected and qualifies; and

    2. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at, the meeting.

  Please help Homestead by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          Jeffrey A. Klopf
                                          Secretary

April 29, 1998

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        HOMESTEAD VILLAGE INCORPORATED
                            2100 RIVEREDGE PARKWAY
                            ATLANTA, GEORGIA 30328

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 27, 1998

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors (the "Board") of Homestead Village Incorporated ("Homestead") is soliciting the accompanying proxy for use at the 1998 annual meeting of shareholders to be held on May 27, 1998 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Homestead, by delivering to the Secretary of Homestead a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. The designated proxy holders will vote shares of Common Stock, par value $.01 per share (the "Shares"), represented by a proxy which is received and not revoked. Where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Shares will be voted in accordance with his or her specifications. If the proxy card is signed and returned without specifying choices, the Shares will be voted as recommended by the persons appointed as proxies on the proxy card.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 29, 1998.

  If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Lucinda G. Marker, Assistant Secretary, Homestead Village Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

  The cost of soliciting proxies will be borne by Homestead. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Homestead. Homestead will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Shares held of record by such persons, and Homestead will, upon request of such record holders, reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on April 20, 1998, approximately 38,231,746 Shares were outstanding. Each Share outstanding on April 20, 1998, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote. There is no right to cumulative voting. A majority of the outstanding Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, a plurality of all the votes cast at the meeting is required to approve the election of the nominee for Director. Representatives of Homestead's transfer agent will assist Homestead in the tabulation of the votes. Abstentions and broker non-votes are counted as Shares represented at the meeting for purposes of determining a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of April 20, 1998, certain information concerning the beneficial ownership of Shares for (i) each person known to Homestead to be the beneficial owner of more than 5% of such Shares, (ii) each director of Homestead, (iii) each Named Executive Officer (defined below) of Homestead and (iv) the directors and executive officers of Homestead as a group. Unless otherwise indicated, all of such Shares are owned directly, and the indicated person or entity has sole voting and investment power and the address for each such person is Homestead Village Incorporated, 2100 RiverEdge Parkway, Atlanta, Georgia 30328.

          NAME AND ADDRESS              NUMBER OF SHARES
        OF BENEFICIAL OWNER           BENEFICIALLY OWNED(1) PERCENT OF SHARES(2)
        -------------------           --------------------- -------------------
Security Capital Group Incorporated.       54,285,149(3)           82.2%
 ("Security Capital")
 125 Lincoln Avenue
 Santa Fe, New Mexico 87501
Security Capital Pacific
 Trust("PTR").......................       19,246,402(4)           33.5
 7670 South Chester Street
 Englewood, Colorado 80112
Security Capital Atlantic
 Incorporated
 ("ATLANTIC").......................        8,524,215(4)           18.2
 Six Piedmont Center
 Atlanta, Georgia 30305
David C. Dressler, Jr...............           27,129(5)              *
Michael D. Cryan....................           29,600(5)              *
John P. Frazee, Jr..................            6,758(6)              *
Manuel A. Garcia III................           38,765(7)              *
John C. Schweitzer..................            8,336(8)              *
Gary A. DeLapp......................           10,000(5)              *
Robert W. Frost, Jr.................           11,000(5)              *
Ken W. Pierce                                      --                 *
All directors and executive officers
 as a group (18 persons)............          159,275                 *

--------
 *  Less than 1%

(1) Includes, for PTR and ATLANTIC, all Shares that may be issued upon conversion of all convertible mortgage notes that may be outstanding upon full funding under the Funding Commitment Agreements (described below under "Certain Relationships and Transactions--Funding Commitment Agreements"). As of April 20, 1998, the principal amounts of the PTR and ATLANTIC mortgages were approximately $212.5 million and $93.5 million, respectively, and were convertible into 18,482,215 and 8,131,546 Shares, respectively.

(2) Assumes (i) in the case of PTR and ATLANTIC, that PTR or ATLANTIC, as applicable, has converted all convertible mortgages that may be outstanding under the Funding Commitment Agreements and that no other person has converted or exercised any outstanding convertible or exercisable securities, (ii) in the case of Security Capital, that each of PTR and ATLANTIC has converted all convertible mortgages that may be outstanding under the Funding Commitment Agreements, and that no other person has converted or exercised any outstanding convertible or exercisable securities and (iii) in the case of each other person, that such person has exercised all options owned by him or her and that no other person has converted or exercised any outstanding convertible or exercisable securities.

(3) Excludes 182,922 Shares held in escrow for Security Capital pursuant to the Escrow Agreement (described below under "Certain Relationships and Transactions--Escrow Agreement"). Includes 19,246,402 Shares beneficially owned by PTR and 8,524,215 Shares beneficially owned by ATLANTIC upon conversion of convertible mortgages. As a result of its ownership of approximately 32.9% of PTR's outstanding common shares and approximately 49.9% of ATLANTIC's outstanding common stock and Security Capital's contractual arrangements with PTR and ATLANTIC, Security Capital may be deemed to beneficially own all Shares owned by PTR and ATLANTIC. 24,602,638 Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital, and all such Shares are pledged to secure a $700 million revolving line of credit facility with a syndicate of banks. As of April 20, 1998, there were approximately $351 million of borrowings outstanding under the line of credit. The line of credit is also secured by securities owned indirectly by Security Capital of PTR, ATLANTIC, Security Capital Industrial Trust and Security Capital U.S. Realty, a publicly traded entity based in Luxembourg that is affiliated with Security Capital and which invests in real estate operating companies in the United States. Security Capital estimates that the aggregate market value of the pledged securities exceeded $3.6 billion as of April 20, 1998. Security Capital was in compliance with all covenants under the line of credit as of December 31, 1997.

(4) All such Shares are issuable upon conversion of convertible mortgages.

(5) Except for 2,129 Shares owned by Mr. Dressler and 4,600 Shares owned by Mr. Cryan, all such Shares were purchased, subject to certain restrictions, pursuant to the Homestead Village Incorporated 1996 Long-Term Incentive Plan. Although the shareholder has all voting rights with respect to such Shares, during the restricted period, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

(6) Includes options to purchase 4,000 Shares.

(7) Includes 11,022 Shares held by a trust of which Mr. Garcia is a trustee and options to acquire 2,000 Shares.

(8) Includes 2,226 Shares held by a partnership of which Mr. Schweitzer is a general partner and 846 Shares held by a corporation that Mr. Schweitzer owns and options to acquire 2,000 Shares.

                             ELECTION OF DIRECTOR

  The Shares represented by the accompanying proxy will be voted to elect Mr. Cryan as a Class I Director. Mr. Cryan, if elected, will serve as a Director until the annual meeting of Shareholders in 2001. The other individuals listed below as "Continuing Directors" will continue to serve as Directors as follows: Messrs. Frazee and Schweitzer, as Class II Directors, until the annual meeting in 1999, and Messrs. Dressler and Garcia, as Class III Directors, until the annual meeting in 2000. Any vacancies occurring during any calendar year will be filled by the remaining Directors in office. Any Director elected by the Directors to fill a vacancy will hold office until the next annual meeting of shareholders, at which time the shareholders will elect a Director to fill the unexpired term of the class of Directors in which the vacancy occurred. Should the nominee named below become unavailable for election, which is not anticipated, the Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board.

        DIRECTOR                      BUSINESS EXPERIENCE AND              TERM
     TO BE ELECTED      AGE   DIRECTORSHIPS OF PUBLICLY HELD COMPANIES    EXPIRES
     -------------      ---   ----------------------------------------    -------
 Michael D. Cryan        47 Director of Homestead since October 1996;      2001
                            Co-Chairman and Chief Operating Officer of
                            Homestead since October 1996, where he has
                            overall responsibility for operations;
                            formerly with ITT Sheraton Corporation from
                            August 1986 to August 1996, where his most
                            recent position held was Director,
                            Executive Vice President and Chief
                            Financial Officer.
       CONTINUING
       DIRECTORS
       ----------
 David C. Dressler, Jr.  44 Director of Homestead since January 1996;      2000
                            Co-Chairman and Chief Investment Officer of
                            Homestead since May 1996 and President
                            since January 1996, where he oversees all
                            investment and capital allocation
                            decisions; Co-Chairman of Security Capital
                            Investment Research Incorporated from March
                            1995 to May 1996; Managing Director of SCG
                            Multifamily Development from January 1994
                            to August 1995; Managing Director of PTR
                            from May 1993 to May 1996 and Director of
                            Security Capital Pacific Incorporated from
                            February 1995 to January 1997; Managing
                            Director of Security Capital (Atlantic)
                            Incorporated from April 1992 to May 1996.

 John P. Frazee, Jr.     53 Director of Homestead since May 1996;          1999
                            Director, Chairman, President and Chief
                            Executive Officer of Paging Network
                            Incorporated (a provider of wireless
                            messaging and wireless information
                            services) since August 1997; formerly
                            President and Chief Operating Officer of
                            Sprint Corporation and, prior to the March
                            1993 merger of Sprint and Centel
                            Corporation, Chairman and Chief Executive
                            Officer of Centel Corporation, a major
                            telecommunications company he joined in
                            1972. Mr. Frazee is a Director of Security
                            Capital, Cable Satellite Public Affairs
                            Network ("C-SPAN"), Dean Foods Company and
                            Nalco Chemical Company. Mr. Frazee is also
                            a Director of the Foundation for
                            Independent Higher Education and a Life
                            Trustee of Rush-Presbyterian-St. Luke's
                            Medical Center. Mr. Frazee is also a
                            National Trustee of the Newberry Library.

      CONTINUING                    BUSINESS EXPERIENCE AND              TERM
      DIRECTORS       AGE   DIRECTORSHIPS OF PUBLICLY HELD COMPANIES    EXPIRES
      ----------      ---   ----------------------------------------    -------
 Manuel A. Garcia III  54 Director of Homestead since April 1997;        2000
                          Chief Executive Officer of Davgar
                          Restaurants, Inc. since May 1969 where he
                          is the owner/operator of ten Burger King
                          Restaurants in central Florida, five
                          Pebbles Restaurants, Harvey's Bistro and
                          Manuel's on the 28th Restaurant in Orlando,
                          Florida; Director of ATLANTIC, The
                          Foundation for Orange County Public
                          Schools, and National Director of Cities in
                          Schools. Mr. Garcia is also on the Board of
                          Directors of the National Conference of
                          Christians and Jews and is an Honorary
                          Director of the Boys' Clubs and Boy Scouts
                          of Central Florida. In addition, Mr. Garcia
                          was a member of former President Bush's
                          Drug Advisory Council.

 John C. Schweitzer    53 Director of Homestead since April 1997;        1999
                          General Partner, G.P. Campbell Capital Ltd.
                          (real estate and investments) since 1976;
                          Managing Partner, Continental Properties
                          Company, Austin, Texas (real estate and
                          investments) since 1976; Trustee, PTR,
                          Pacific Retail Trust and Texas Christian
                          University; Director, Austin Smiles,
                          Westgate Corp., Chase Bank Texas, and
                          Continental Transmissions.

  Security Capital has the right to nominate up to two Directors, depending upon its level of beneficial ownership of Shares. See "Certain Relationships and Transactions--Security Capital Investor Agreement." Mr. Cryan is the nominee of Security Capital and Mr. Dressler was the nominee of Security Capital in connection with the election of directors at the annual meeting of shareholders held on May 28, 1997. In addition, PTR and ATLANTIC each have the right to nominate up to one Director, depending upon the principal amount of loans made pursuant to their respective funding commitment agreements with Homestead. See "Certain Relationships and Transactions--ATLANTIC and PTR Investor Agreements." In connection with the election of directors at the 1997 annual meeting, Mr. Schweitzer was the nominee of PTR and Mr. Garcia was the nominee of ATLANTIC. Homestead's Restated Charter requires that a majority of the Directors be independent Directors.

MEETINGS AND COMMITTEES

  The Board held nine meetings during 1997, including five telephonic meetings.

  The Audit Committee of the Board was formed in December 1996 and consists of Messrs. Frazee and Schweitzer. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Homestead's internal accounting controls. The Audit Committee held one meeting during 1997.

  The Compensation Committee was formed in December 1996 and, from then until September 1997, reviewed and approved the compensation arrangements and plans of Homestead. From December 1996 to September 1997, the Compensation Committee also administered the Homestead Village Incorporated 1996 Long-Term Incentive Plan. The Compensation Committee held one meeting during 1997.

  The Management Development and Compensation Committee ("MDCC") was formed in September 1997 to replace the Compensation Committee. The MDCC's members are Messrs. Frazee, Garcia and Schweitzer. The MDCC reviews and approves the management development and compensation arrangements of Homestead and administers the Homestead Village Incorporated 1996 Long-Term Incentive Plan. The MDCC held one meeting during 1997.

  There is no nominating committee of the Board.

  During 1997, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which such Director served.

DIRECTOR COMPENSATION

  Directors who are not employees of Homestead or Security Capital receive $14,000 per year for serving as a Director and are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board or committees thereof. Outside directors also receive grants of options to acquire Shares. For 1997, Messrs. Frazee, Garcia and Schweitzer received $14,000, $9,956 and $9,956, respectively, as well as options to purchase 2,000 Shares each, for their services as Directors.

OUTSIDE DIRECTORS PLAN

  Homestead adopted the Homestead Village Incorporated 1996 Outside Directors Plan, under which up to 100,000 Shares may be subject to options (the "Outside Directors Plan"). Options granted under the Outside Directors Plan have a five year term and are immediately exercisable in whole or in part. Options are granted to each outside director as of the date of each annual meeting of shareholders of Homestead at an exercise price equal to the fair market value of the Shares as of those dates. In 1997, options to purchase 2,000 Shares each, at an exercise price of $17.25 per Share, were granted to Messrs. Frazee, Garcia and Schweitzer. Options granted under the Outside Directors Plan provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Shares as a result of any cash tender offer or exchange offer (other than one made by Homestead), exercise the options immediately or surrender the options, or any unexercised option thereof, to Homestead and receive cash from Homestead equal to the difference between the exercise price of each option and the per Share price of the tender offer or exchange offer, multiplied by the number of Shares for which options are held.

                            EXECUTIVE COMPENSATION

  The following table presents the compensation for 1997 and 1996 paid to the chief investment officer, the chief operating officer and the three other most highly compensated executive officers of Homestead (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION          LONG-TERM COMPENSATION AWARDS
                          ----------------------------------- --------------------------------
                                                                                    SHARES OF
                                                                                     SECURITY
                                                                                     CAPITAL
                                                                                     CLASS A
                                                                                      COMMON
                                                                           SHARES     STOCK
                                                              RESTRICTED UNDERLYING UNDERLYING
        NAME AND                                 OTHER ANNUAL   STOCK      STOCK     OPTIONS    ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY   BONUS   COMPENSATION AWARDS(1)  OPTIONS(#)  (#) (2)   COMPENSATION
   ------------------     ---- -------- -------- ------------ ---------- ---------- ---------- ------------
David C. Dressler, Jr. .  1997 $250,000 $300,000      --          --      258,058       --          --
 Co-Chairman, President   1996  195,000  285,000      --          --       60,000      439          --
 and Chief Investment
  Officer
Michael D. Cryan .......  1997  260,000  290,000      --          --      258,058       --          --
 Co-Chairman and          1996   85,635   65,000      --          --       50,000      455          --
 Chief Operating Officer
  (3)
Gary A. DeLapp..........  1997  200,000   75,000      --          --       74,710       --          --
 Senior Vice President
  (4)                     1996  127,452   70,000      --          --       25,000      132          --
Robert W. Frost, Jr. ...  1997  200,000   50,000      --          --       22,355       --          --
 Senior Vice President    1996  175,000   50,000      --          --       25,000       88          --
Ken W. Pierce...........  1997  166,670   80,000      --          --       74,532       --          --
 Senior Vice President
  (5)                     1996       --       --      --          --           --       --          --

-------
(1) Under the stock purchase program portion of the 1996 Long-Term Incentive Plan, Homestead permitted the following individuals to purchase Shares, subject to the following restrictions, at $10.00 per Share (the fair market value per Share on the purchase date) on October 15, 1996: Mr. Dressler, 25,000 Shares; Mr. Cryan, 25,000 Shares; Mr. DeLapp, 10,000 Shares; and Mr. Frost, 11,000 Shares. Until the earlier of (i) the second anniversary of the purchase (October 15, 1998 in the case of all Shares referred to above), (ii) the date on which the participant terminates employment with Homestead or its affiliates by reason of death or disability or (iii) immediately prior to a change-in-control, the Shares of restricted stock may not be sold, transferred, pledged or otherwise encumbered. To the extent that Homestead pays dividends on Shares, it will pay dividends with respect to the foregoing restricted Shares. At December 31, 1997, the fair market values of these individuals' holdings of restricted Shares were as follows: Mr. Dressler, $376,562; Mr. Cryan, $376,562; Mr. DeLapp, $150,625; and Mr. Frost, $165,688.

(2) Prior to Homestead becoming an independent company on October 17, 1996, Security Capital granted Messrs. Dressler, Cryan, DeLapp and Frost options to acquire $500,000 (at $1,139 per Class A Share), $500,000 ($290,000 at
    $1,057 per Class A Share and $210,000 at $1,163 per Class A Share), $150,000 (at $1,139 per Class A share), and $100,000 (at $1,139 per Class
    A Share), respectively, of Class A Shares.

(3) Mr. Cryan joined Homestead on September 1, 1996 and the 1996 compensation figures reflect the portion of the year he was employed by Homestead.

(4) Mr. DeLapp joined Homestead on February 26, 1996 and the 1996 compensation figures reflect the portion of the year he was employed by Homestead.

(5) Mr. Pierce joined Homestead on March 1, 1997 and the 1997 compensation figures reflect the portion of the year he was employed by Homestead.

OPTION GRANTS

  During 1997, options for 2,174,061 Shares were granted by the MDCC to 96 key employees and officers of Homestead. Such options granted consisted of an aggregate of 1,435,190 Shares at an exercise price equal to $16.19 per Share, an aggregate of 673,871 Shares at an exercise price range of $16.25 to $17.75 per Share, and an aggregate of 65,000 Shares at an exercise price equal to $18.19 per Share. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                           SHARES    PERCENT OF   EXERCISE
                         UNDERLYING TOTAL OPTIONS    OR
                          OPTIONS    GRANTED TO     BASE                       GRANT DATE
                         GRANTED(1) EMPLOYEES IN    PRICE      EXPIRATION     PRESENT VALUE
          NAME            (NUMBER)   FISCAL YEAR  ($/SHARE)       DATE           ($)(2)
          ----           ---------- ------------- --------- ----------------- -------------
David C. Dressler, Jr...   61,776       2.84%      $16.19   December 3, 2007   $  372,645
                          196,282       9.03%       16.81   July 11, 2007       1,229,726
Michael D. Cryan........   61,776       2.84%       16.19   December 31, 2007     372,645
                          196,282       9.03%       16.81   July 11, 2007       1,229,726
Gary A. DeLapp..........   74,710       3.44%       16.19   December 3, 2007      450,665
Robert W. Frost, Jr.....   22,355       1.03%       16.19   December 3, 2007      134,850
Ken W. Pierce...........   49,532       2.28%       16.19   December 3, 2007      298,787
                           25,000       1.15%       17.75   March 3, 2007         165,363

--------
(1) The options vest twenty-five percent in each of the second, third, fourth and fifth years after the date of grant. All options expire ten years after the date of grant.

(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    5.0 years; a risk-free interest rate of 5.76%; no expected dividend yield; and expected volatility of 30%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

  The following table sets forth certain information concerning exercises of options during 1997 by each of the Named Executive Officers and the year-end value of unexercised options owned by such executive officers.

                                                  NUMBER OF SHARES        VALUE OF UNEXERCISED
                           SHARES              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON  VALUE      OPTIONS AT YEAR-END          YEAR-END ($)
                          EXERCISE   REALIZED ------------------------- -------------------------
          NAME            (NUMBER)     ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
David C. Dressler, Jr...    None       N/A          0        318,058        $ 0       $303,750
Michael D. Cryan........    None       N/A          0        308,058          0        253,125
Gary A. DeLapp..........    None       N/A          0         99,710          0        126,563
Robert W. Frost, Jr.....    None       N/A          0         47,355          0        126,563
Ken W. Pierce...........    None       N/A          0         74,532          0              0

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Homestead has no employment contracts with any Named Executive Officer and no plans or arrangements by which any such executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with Homestead or in connection with a change in control of Homestead, except that in the event a "Change in Control," as such term is defined in the Homestead Village Incorporated 1996 Long-Term Incentive Plan, occurs, options to purchase Shares become immediately exercisable and restrictions on purchased Shares lapse.

LOANS TO EXECUTIVE OFFICERS

  Homestead loaned each of Mr. Cryan and Mr. Dressler $250,000 on October 15, 1996. Each person used the proceeds of such loans to purchase 25,000 restricted Shares. Such Shares will vest on October 15, 1998. The loans are due on January 5, 2006, are secured by the Shares and interest accrues at the lowest rate charged by Morgan Guaranty Trust Company on maturities of 90 days or less, plus 0.25%. If either Mr. Cryan or Mr. Dressler leaves the employ of Homestead prior to payment in full of the loan, Homestead will buy back these Shares at a price of $10 per Share and will refund all payments of interest made under the loan. At April 20, 1998, the outstanding principal amounts of the loans and accrued interest due from Mr. Cryan and Mr. Dressler were $256,393 each.

  On September 11, 1997, Security Capital entered into a secured promissory note and related pledge agreement with Mr. Dressler. Under the terms of the secured promissory note, Security Capital has agreed to loan Mr. Dressler up to $1,300,000, which amount is due on the earliest of December 31, 1998, 90 days after the sale of certain real estate owned by Mr. Dressler or 120 days after Mr. Dressler is no longer an officer of an affiliate of Security Capital. Interest on the unpaid balance accrues at 7.50% per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the note were used to pay personal obligations of Mr. Dressler. The secured promissory note is secured by Class A Shares of Security Capital and options to purchase Class A Shares of Security Capital owned by Mr. Dressler. In addition, Mr. Dressler has obtained a life insurance policy on himself in the amount of $1,300,000, which policy names Security Capital as beneficiary. Mr. Dressler has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement. The net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Dressler and 50% of Mr. Dressler's share of the net proceeds of sale of certain real estate owned by Mr. Dressler shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

HOMESTEAD VILLAGE INCORPORATED 1996 LONG-TERM INCENTIVE PLAN

 General

  Homestead adopted the Homestead Village Incorporated 1996 Long-Term Incentive Plan (the "Incentive Plan") which contains the following terms and conditions. The number of Shares which may be awarded under the Incentive Plan may not exceed 4,000,000 in the aggregate. Shares issued under the Incentive Plan may be authorized and unissued Shares or treasury Shares. In the event of certain transactions affecting the type or number of outstanding Shares, the number of Shares subject to the Incentive Plan, the number or type of Shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The Incentive Plan authorizes the award of stock grants (which may be subject to restrictions), and performance stock and authorizes the establishment of one or more stock purchase programs. The Incentive Plan was administered by the Compensation Committee until September 1997 and by the MDCC thereafter. Subject to the terms of the Incentive Plan, the MDCC determines which employees or other individuals providing services to Homestead shall be eligible to receive awards under the Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards.

  Options awarded under the Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the MDCC, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options expire on the date determined by the MDCC which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement or (iii) the three month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the MDCC may determine.

  Under the Incentive Plan, the MDCC may grant awards of Shares to participants, which are subject to such conditions and restrictions, if any, as the MDCC determines. During the period a stock award is subject to restrictions or limitations, the MDCC may award the participant dividend rights with respect to such Shares. The Incentive Plan also provides that the MDCC may establish one or more stock programs which may permit purchases of Shares.

  The MDCC may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of Shares and the performance measures and periods shall be established by the MDCC at the time the award is made.

 Non Qualified Options

  Homestead has granted nonqualified options to acquire Shares. In 1997, the Named Executive Officers and certain other officers and employees of Homestead received options to purchase an aggregate of 1,435,190 Shares at $16.19 per Share, an aggregate of 673,871 Shares at a range of $16.25 to $17.75 per Share, and an aggregate of 65,000 Shares at $18.19 per Share. The options become exercisable twenty-five percent in each of the second, third, fourth and fifth years after the date of grant, and expire ten years after the date of grant. The participants have no rights as shareholders with respect to the Shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time the options are granted. The exercise of a nonqualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the Shares at the time of exercise and the option price. Homestead ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by a participant. Homestead has adopted Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Therefore, any excess of fair value of the Shares at the date of grant over the option price has been treated as compensation expense, recorded over the option period.

 Stock Purchase Program

  The Incentive Plan provides for a stock purchase program. In 1997, no Shares were sold under this portion of the Incentive Plan.

           MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The MDCC consists entirely of non-employee directors and is responsible for acting on behalf of the Board of Directors with respect to (i) Homestead's compensation practices, (ii) Homestead's benefits programs, (iii) review and approval of salaries and other compensation of Homestead's senior executive officers and (iv) adopting, administering and approving awards under incentive compensation and stock plans. The MDCC determines the Chief Investment Officer's compensation, the Chief Operating Officer's compensation and the compensation of the Named Executive Officers and other executive officers of Homestead based upon the recommendations of senior management.

COMPENSATION PHILOSOPHY

  Homestead's compensation program is designed to:

  .  Attract, reward and retain highly qualified executives.
  .  Align shareholder and employee interests.
  .  Reward long-term career contributions to Homestead.
  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.
  . Encourage teamwork focused on guest and employee satisfaction as well as financial performance.

  The MDCC is committed to a compensation philosophy that rewards employees on the basis of Homestead's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives.

COMPENSATION PRACTICES

  Homestead's compensation practices regarding its executive officers have the following components:

  .  Individual performance reviews every 12 months.
  .  Base salary which is paid annually and reviewed every 24 months.
  . A target bonus which is set, but an actual bonus which is paid in varying percentages of the target bonus (based upon individual and company performance) every 12 months, and which is reviewed every 24 months.
  . Option awards at fair market value which are annual awards based upon the responsibility band of the executive and an individual performance assessment.

 Performance Reviews

  With respect to 1997 compensation for individual executive officers, the MDCC reviewed Homestead's financial performance, as well as objective factors and a subjective assessment of the executive's performance. In the case of particular individuals, circumstances unique to such individual, such as increased responsibilities or extraordinary effort, were also considered. The MDCC also retained the services of an independent compensation consultant to assist its members in evaluating the compensation for Homestead's executive officers.

 Base Salary

  With respect to the executive officers of Homestead, the MDCC bases its salary compensation decisions primarily on its overall assessment of the executive's potential contribution to Homestead on both a short-term and long-term basis and competitive market perspectives for the executive officer's compensation. Base salary is established when an executive officer joins Homestead and is reviewed in December of even years. The next salary review will occur in late 1998, and will become effective January 1999.

 Annual Bonus

  The MDCC establishes target bonuses for each executive officer every 24 months (at the same time that base salary is established). The actual percentage of target bonus for each year is up to the discretion of the MDCC. The actual amount of a bonus is based primarily on the individual's performance in the prior year.

 Option Awards

  The MDCC believed it was appropriate in 1997 to make long-term incentive awards to Homestead's executive officers. Option awards have been awarded annually since Homestead was founded and constitute a major component of senior executive compensation. In arriving at the 1997 award levels, the MDCC gave consideration to the executive's relative position, responsibilities and performance.

  The purpose of the awards is to furnish long-term incentives to executive officers to build shareholder value and to motivate and retain the personnel critical to Homestead's long-term success. Awards vest over a five-year period, with no awards vested until the end of the second anniversary of the grant. It is the intention of the MDCC to continue to emphasize long-term incentives in the compensation provided to Homestead's executive officers.

CHIEF INVESTMENT OFFICER AND CHIEF OPERATING OFFICER COMPENSATION

  The MDCC meets annually without the Chief Investment Officer or the Chief Operating Officer present to evaluate their individual performance and to determine their compensation. In considering Mr. Dressler's and Mr. Cryan's compensation, the MDCC considers their principal responsibilities, which are to provide the overall vision and strategic direction for Homestead, to attract and retain highly qualified employees and to develop and maintain key capital relationships for Homestead.

  In reviewing and determining Mr. Dressler's and Mr. Cryan's compensation for 1997, the MDCC reviewed the overall performance of Homestead and their respective individual performances. During 1997, Homestead successfully went through several significant changes which the MDCC believed Mr. Dressler and Mr. Cryan were instrumental in achieving. Homestead completed its first full year as a public company, and expanded its operations into new areas of the United States, namely the West Coast, Northeast and Central regions. As a result, Homestead's earnings before depreciation, amortization and deferred taxes ("EBDADT") nearly doubled, from $10.8 million for the year ended December 31, 1996 to $19.4 million for the year ended December 31, 1997. Each of these developments was considered by the MDCC in determining Mr. Dressler's and Mr. Cryan's compensation.

  Based on their individual contributions as well as Homestead's performance, during 1997 Mr. Dressler received a base salary of $250,000 and a bonus of $300,000 and Mr. Cryan received a base salary of $260,000 and a bonus of $290,000. The MDCC determined to award Mr. Dressler and Mr. Cryan options to acquire 258,058 Shares each. The long-term incentives received by Mr. Dressler and Mr. Cryan are in the form of stock options which are identical in structure to those that are offered to Homestead's other officers and key employees.

  The MDCC expects to conduct a complete review of Homestead's compensation practices during 1998 to determine whether the compensation philosophy, general amounts and combination of base salary, target bonus and options should be materially changed.

 Section 162(m)

  The MDCC is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds
$1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Homestead's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the MDCC to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in Homestead's compensation program to take account of the tax law. However, the MDCC is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction.

                                    *******

  This report is submitted by the members of the MDCC: John P. Frazee, Jr., Manuel A. Garcia III, and John C. Schweitzer.

  The Report of the Management Development and Compensation Committee on Executive Compensation and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Homestead specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the S&P Hotel Index for the period commencing October 31, 1996, the date that the Shares were first traded on a when-issued basis, and ending December 31, 1997. The Share price performance shown on the graph is not necessarily indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)
           HOMESTEAD COMMON SHARES, S&P COMPOSITE-500 STOCK INDEX &
                                S&P HOTEL INDEX


                                     LOGO

                         OCTOBER 31, 1996(2) DECEMBER 31, 1996 DECEMBER 31, 1997
                         ------------------- ----------------- -----------------
Homestead...............       $100.00            $104.35           $ 87.32
S&P 500.................        100.00             105.43            140.60
S&P Hotel...............        100.00              96.36            129.93

--------
(1) Assumes that the value of the investment in Shares and each index was $100 on October 31, 1996 and that all dividends were reinvested.

(2) The Shares commenced trading on October 31, 1996 on a when-issued basis.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

THE MERGERS

  On May 21, 1996, ATLANTIC, PTR, Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital agreed to contribute, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead in exchange for Shares, ATLANTIC and PTR agreed to enter into the Funding Commitment Agreements and Security Capital provided funding for Homestead acquisitions prior to the closing, all in exchange for warrants to purchase Shares ("Warrants"). All of the Warrants have either been exercised or have expired unexercised. ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in (i) ATLANTIC (a) owning 4,201,220 Shares, (b) owning 2,818,517 Warrants each to purchase one Share at $10.00 per Share, (c) agreeing to provide funding beyond the merger date of approximately $111 million to Homestead in exchange for up to approximately $98 million in convertible mortgage notes and (d) providing a cash payment of approximately $16.5 million to Homestead on the closing date; (ii) PTR (a) owning 9,485,727 Shares, (b) owning 6,363,789 Warrants each to purchase one Share at $10.00 per Share and (c) agreeing to provide funding beyond the merger date of approximately $138 million to Homestead in exchange for up to approximately $154 million in convertible mortgage notes and (iii) Security Capital (a) owning 4,062,788 Shares and (b) owning 817,694 Warrants each to purchase one Share at $10.00 per Share.

  Each of ATLANTIC and PTR distributed the Shares and Warrants which it received in the Homestead transaction to its shareholders pro rata on November 12, 1996 to shareholders of record on October 29, 1996. Each holder of record of a share of ATLANTIC's common stock received 0.110875 Shares and Warrants to purchase 0.074384 Shares and each holder of record of a share of PTR's common shares received 0.125694 Shares and Warrants to purchase 0.084326 Shares. As a result of the Homestead transaction, including the distributions by each of ATLANTIC and PTR, Security Capital owned 9,894,402 Shares and Warrants to purchase 4,730,022 Shares.

  Homestead issued 4,062,788 Shares to Security Capital in exchange for its assets related to Homestead Village properties, which consisted primarily of the Homestead Village trademark, and the development and management expertise, as well as operating systems utilized in the ongoing development and operations of extended-stay lodging properties. Security Capital received 1,911,896 Shares based on the ratio of actual funding provided at the closing of the transaction by PTR and ATLANTIC to the total expected funding of PTR and ATLANTIC. The remaining 2,150,892 Shares were issued to an escrow agent. As of April 20, 1998, 182,922 of such Shares remain in escrow. The escrowed Shares will be transferred to Security Capital pro rata upon the completion of PTR's and ATLANTIC's remaining funding commitments and upon request of Security Capital. See "--Funding Commitment Agreements." In the event not all of the funding commitments are provided to Homestead by PTR and ATLANTIC, the remaining Shares not transferred to Security Capital from escrow will be returned to Homestead along with the dividends, if any, paid on such Shares. The escrow agent will vote all Shares held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the escrow agent will not vote such Shares. See "--Escrow Agreement."

PROTECTION OF BUSINESS AGREEMENT

  Each of PTR, ATLANTIC and Security Capital have entered into a protection of business agreement, dated as of October 17, 1996 (the "Protection of Business Agreement"), with Homestead which prohibits PTR, ATLANTIC, Security Capital and their respective affiliates from engaging, directly or indirectly, in the extended-stay lodging business in the continental United States except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The Protection of Business Agreement does not prohibit any of PTR, ATLANTIC or Security Capital from: (i) owning securities of

Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as they do not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in business other than a business owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden style multifamily properties; and
(iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The Protection of Business Agreement terminates in the event of an acquisition, directly or indirectly (other than by purchase from PTR, ATLANTIC and Security Capital or their respective affiliates (as defined in the Protection of Business Agreement)), by any person (or group of associated persons acting in concert), other than PTR, ATLANTIC, Security Capital or their respective affiliates, of 25% or more of the outstanding shares of voting stock of Homestead, without the prior written consent of the Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on October 17, 2006.

SECURITY CAPITAL INVESTOR AGREEMENT

  Homestead and Security Capital have entered into an investor agreement (the "Security Capital Investor Agreement") which, among other things, provides that, without having first consulted with the nominee of Security Capital designated in writing, Homestead may not seek Board approval of (i) Homestead's annual budget, (ii) incurring expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%, (iii) acquisitions or dispositions in a single transaction or group of related transactions where the aggregate purchase price paid or received exceeds $5 million, (iv) new contracts with a service provider for (A) investment management, property management or leasing services, or (B) that reasonably contemplates annual contract payments by Homestead in excess of $200,000, (v) the declaration or payment of any dividend or other distribution, (vi) the approval of stock option plans, (vii) the offer or sale of any shares of stock of Homestead or any securities convertible into shares of stock of Homestead (other than the sale or grant of any stock or grants of options or exercise of options granted under any benefit option plan approved by stockholders) and (viii) the incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money in which the aggregate amount involved exceeds $5 million. The Security Capital Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding Shares, Homestead may not increase the number of persons serving on the Board to more than seven without the approval of Security Capital. Security Capital also will be entitled to designate one or more persons as directors of Homestead, as follows: (i) so long as Security Capital owns at least 10% but less than 30% of the outstanding Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 30% of the outstanding Shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board as the number of Shares beneficially owned by Security Capital bears to the total number of outstanding Shares, provided that Security Capital shall be entitled to designate no more than two persons so long as the Board consists of no more than seven members. Any person who is employed by Security Capital or who is an employee, a 25% shareholder or a director of any corporation of which Security Capital is a 25% shareholder (except for Homestead) shall be deemed to be a designee of Security Capital. The nominee(s) of Security Capital may, but need not, be the same person(s) nominated by either PTR pursuant to the PTR Investor Agreement or ATLANTIC pursuant to the ATLANTIC Investor Agreement.

  The Security Capital Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request, on not more than three occasions, registration of all of Security Capital's Shares pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

FUNDING COMMITMENT AGREEMENTS

  Pursuant to funding commitment agreements dated October 17, 1996 (the "Funding Commitment Agreements"), each of PTR and ATLANTIC agreed to make convertible mortgage loans to Homestead after October 17, 1996 with face amounts of up to $154,047,877 and $98,028,471, respectively. The obligations of PTR and ATLANTIC are limited to a specific dollar amount for each property identified in the respective Funding Commitment Agreements. Upon any determination by Homestead to commence development of a property identified in the Funding Commitment Agreement, Homestead is required to notify PTR or ATLANTIC, as the case may be, and PTR or ATLANTIC, as the case may be, is required to endeavor in good faith to fund up to the full amount of its obligation with respect to such property. Homestead is required to complete the development of such property consistent with the development plans for such property. Each mortgage loan issued by Homestead pursuant to a Funding Commitment Agreement is convertible into Shares on the basis of one Share for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligations of PTR and ATLANTIC to provide funding for, the mortgage loans expired on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage loans accrues at the rate of 9% on the unpaid principal balance, payable every six months. The mortgages are scheduled to mature on October 31, 2006, and are not callable until May 28, 2001. Homestead has pledged substantially all of the assets contributed by PTR or ATLANTIC, as the case may be, as collateral for the mortgage loans. As of April 20, 1998, PTR and ATLANTIC have funded approximately $130.5 million and $106.0 million, respectively, under their respective Funding Commitment Agreements since the date of the mergers.

  Pursuant to each Funding Commitment Agreement, PTR and ATLANTIC agreed to provide Homestead aggregate funding on such developments after the merger date in the amounts of up to approximately $138 million and $111 million, respectively, which amounts are anticipated to be sufficient to complete the development of the respective Homestead Village properties contributed by them. PTR and ATLANTIC will receive convertible mortgage notes in respect of such fundings with face amounts of up to approximately $154 million and $98 million, respectively. The effect of these provisions is that PTR funds $898,000 for each $1,000,000 face amount of convertible mortgage loans and ATLANTIC funds $1,133,535 for each $1,000,000 face amount of convertible mortgage loans. The face amount of the convertible mortgage loans was determined based on a 9% interest rate to provide an effective yield to each of PTR and ATLANTIC that is reflective of the relative rates of return anticipated to be realized on all of the properties contributed by PTR and ATLANTIC, respectively.

ATLANTIC AND PTR INVESTOR AGREEMENTS

  ATLANTIC and PTR have each entered into an investor and registration rights agreement with Homestead (the "ATLANTIC and PTR Investor Agreements") pursuant to which ATLANTIC and PTR each are entitled to designate one person for nomination to the Board, and Homestead will use its best efforts to cause the election of such nominee(s), for so long as PTR or ATLANTIC has the right to convert in excess of $20 million in principal amount of loans made pursuant to their respective Funding Commitment Agreement. Such nominee(s) may, but need not, be the same person(s) nominated by Security Capital pursuant to the Security Capital Investor Agreement. In addition, Homestead has granted to each of ATLANTIC and PTR registration rights with respect to the issuance upon conversion and the distribution of all of the Shares issuable upon conversion of the convertible mortgage notes. Each of ATLANTIC and PTR may request three registrations pursuant to Rule 415 promulgated under the Securities Act of all Shares issued or issuable upon conversion of the convertible mortgage notes. Such registrations, except for the fees and disbursements of counsel to ATLANTIC or PTR, shall be at the expense of Homestead.

ESCROW AGREEMENT

  Pursuant to an escrow agreement dated October 17, 1996 (the "Escrow Agreement") among Homestead, Security Capital and State Street Bank and Trust Company ("Escrow Agent"), a portion of the Shares issuable to Security Capital was placed in an escrow account maintained with the Escrow Agent. In general, as PTR and ATLANTIC advance funds to Homestead in accordance with the terms of their respective Funding Commitment Agreements, a portion of the Shares in the escrow account will be released to Security Capital, together with a proportionate amount of accrued dividends, if any. On January 1, 2000, unless all of the Shares placed in the escrow account have been released to Security Capital sooner in accordance with the provisions of the Escrow Agreement, the Escrow Agent will release to Homestead all of the Shares remaining in the escrow account. All dividends or other distributions paid by Homestead in respect of the Shares held in the escrow account shall be retained by the Escrow Agent for the benefit of the party to whom the related Shares are ultimately issued. The Escrow Agent will vote all Shares held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the Escrow Agent will not vote such Shares.

  Because the number of Shares received by Security Capital was based on the anticipated future REIT management fees and property management fees Security Capital would have received under existing agreements with PTR and ATLANTIC for the 80 Homestead Village properties contributed to Homestead, net of overhead of Security Capital related to those properties, and since many of the contributed Homestead Village properties were either in the development or planning stage, the purpose of the Escrow Agreement is to time Security Capital's receipt of the Shares held in escrow with the time the properties are actually funded and supported by a completion guaranty. As of April 20, 1998, 1,967,970 Shares had been released from the escrow account.

ADMINISTRATIVE SERVICES AGREEMENT

  Homestead has entered into an administrative services agreement with Security Capital (the "Administrative Services Agreement"), pursuant to which Security Capital provides Homestead with administrative services with respect to certain aspects of Homestead's business. These services include, but are not limited to, insurance administration, accounts payable administration, internal audit, cash management, human resources, management information systems, tax and legal administration, research, shareholder communications and investor relations. The fees payable to Security Capital are based on identifiable costs incurred by Security Capital on behalf of Homestead plus 20% to cover overhead. Any arrangements under the Administrative Services Agreement for the provision of services are required to be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. The Administrative Services Agreement, which expires on December 31, 1998, is automatically renewed each year for a one-year term, subject to approval by a majority of the disinterested members of the Board. Homestead incurred fees of $2,320,000 for administrative services provided by Security Capital in the year ended December 31, 1997.

  Homestead believes its relationship with Security Capital under this agreement provides it with certain advantages, including access to greater quality and depth of management personnel and resources, highly focused research, information systems, insurance, cash management and legal support provided at substantial economies of scale, than it could currently provide internally.

OTHER TRANSACTIONS WITH AFFILIATES

  On January 15, 1998, Security Capital purchased 8,429,225 Shares at a price of $15 per Share. Such purchase was made in connection with a subscription rights offering by Homestead and on the same terms and at the same time as made available to other shareholders and investors. In connection with this offering, Homestead paid a fee of $1,564,026 to Security Capital Markets Group Incorporated, a wholly-owned subsidiary of Security Capital, for its services as placement agent for the Shares being sold, and also reimbursed Security Capital Markets Group Incorporated for approximately $45,000 of out-of-pocket expenses that it incurred in connection therewith.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Homestead directors, officers and beneficial owners of more than 10% of the outstanding Shares to file reports of ownership and changes in ownership of the Shares with the Securities and Exchange Commission and to send copies of such reports to Homestead. Based solely upon a review of such reports and amendments thereto furnished to Homestead and upon written representations of certain of such persons that they were not required to file certain of such reports, Homestead believes that no such person failed to file any such report on a timely basis during 1997, except that Security Capital filed one late report on fifteen transactions, Jeffrey B. Allen filed two late reports on one transaction each and Mr. Garcia filed one late report on one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Arthur Andersen LLP, certified public accountants ("Arthur Andersen"), who have served as auditors for Homestead since December 5, 1997, to serve as the auditors of Homestead's books and records for the coming year. A representative of Arthur Andersen is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  On December 5, 1997, Homestead dismissed the firm of Ernst & Young LLP ("Ernst & Young") as Homestead's principal accountant to audit Homestead's financial statements and engaged Arthur Andersen as Homestead's principal accountant to audit Homestead's financial statements for the fiscal year ending December 31, 1997. The decision to change accountants was approved by the Audit Committee of the Board of Directors of Homestead.

  Ernst and Young's report on the financial statements of Homestead for the fiscal year ending December 31, 1996, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of Homestead's financial statements for the fiscal year ended December 31, 1996, and in subsequent interim periods through the date of dismissal, there has never been any disagreement with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has never been a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934 (a "Reportable Event").

  Prior to engaging Arthur Andersen, Homestead had never consulted Arthur Andersen concerning either (i) the application of accounting principles to a specified completed or uncompleted transaction; (ii) the type of audit opinion that might be rendered on Homestead's financial statements; (iii) a written report or oral advice that the new accountant concluded was an important factor considered by Homestead in reaching a decision as to an accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a Reportable Event.

                                 ANNUAL REPORT

  Homestead's 1997 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of Homestead intended to be presented at the 1999 annual meeting of shareholders must be received by Homestead at its principal executive offices not later than December 30, 1998, for inclusion in Homestead's proxy statement and form of proxy relating to that meeting.

  In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Homestead's bylaws. Homestead's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Homestead during the period 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1999 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Homestead between February 26 and March 28, 1999.

                                 OTHER MATTERS

  Homestead is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Jeffrey A. Klopf
                                          Secretary

April 29, 1998

                                                                 SKU# 4440-PS-98

HVI19F                            DETACH HERE

                                     PROXY

                        HOMESTEAD VILLAGE INCORPORATED

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1998

     The undersigned hereby appoints each of David C. Dressler, Jr., Michael D. Cryan and Jeffrey A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Homestead Village Incorporated to be held on May 27, 1998, and at any adjournments or postponements thereof, and to vote at such meeting the shares of common Stock that the undersigned would be entitled to vote if present at such meeting in accordance with the instructions indicated on the reverse side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of the listed nominee and, at the direction of the proxies named above, on any other matter that may properly come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.


SEE REVERSE                                                          SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE

                        HOMESTEAD VILLAGE INCORPORATED

                        Annual Meeting of Shareholders

                               ADMISSION TICKET


                            Wednesday, May 27, 1998
                      11:00 a.m. (Eastern Daylight time)
                           Renaissance Waverly Hotel
                             2450 Galleria Parkway
                            Atlanta, Georgia 30339



                  Please present this ticket for admittance.




HVI19F                            DETACH HERE


      Please mark
   X  votes as in
      this example.

     1. The election of the following person as Director:      2. To vote upon any other matters that may properly be
        Class I - Michael D. Cryan                                presented at the meeting according to their best judgment
                                                                  and in their discretion.
            FOR           WITHHELD
            THE           FROM THE
          NOMINEE         NOMINEE
           -----           -----
           |   |           |   |
           -----           -----
                                                                                                                -----
                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    |   |
                                                                                                                -----

                                                               Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

                                                               Please sign exactly as name(s) appears to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.

Signature:____________________________ Date:___________      Signature:____________________________ Date:___________